Exhibit 5.1

October 23, 2015

NOBILIS HEALTH CORP.

4120 Southwest Freeway, Suite 150

Houston, TX

77027

Ladies and Gentlemen:

We have acted as special counsel to Nobilis Health Corp., a British Columbia corporation (the “Company”), with respect to the Registration Statement on Form S-1/A (File No. 333-206642) filed with the Securities and Exchange Commission (the “Commission”) on October 23, 2015 (the “Registration Statement”) relating to the registration for resale, under the Securities Act of 1933, as amended (the “Act”), by certain selling securityholders (each a “Selling Securityholder” and collectively, the “Selling Securityholders”) of: (i) up to 7,847,668 common shares of the Company (the “Shares”) issued to the Selling Securityholders in connection with an offering completed on May 13, 2015 (the “Offering”); (ii) up to 3,923,834 Shares issuable upon the exercise of outstanding warrants (the “Warrants”) issued to the Selling Securityholders in connection with the Offering (the “Warrant Shares”); (iii) up to 392,383 Shares issuable upon the exercise of outstanding compensation options issued to certain Selling Securityholders for services rendered to the Company in connection with the Offering (the “Compensation Option Shares”); (iv) 10,497,303 Shares issued to the Selling Securityholders in connection with the Company’s acquisition of Athas Health, LLC; and (v) 3,923,834 Warrants to purchase common shares of the Company. Collectively, the Shares, the Warrants, the Warrant Shares and the Compensation Option Shares are referred to as the “Securities”.

In connection with this opinion letter, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the Notice of Articles and Articles of the Company, as currently in effect; and (iii) resolutions of the board of directors of the Company relating to, among other things, the approval of the Offering and issuance or reservation for issuance of the Securities. We have also examined such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below.

Based upon the foregoing and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that: (i) the Shares have been duly authorized and issued as fully-paid and non-assessable common shares of the Company; (ii) the Warrants have been duly and validly created and issued and the Warrant Shares have been reserved and authorized and allotted for issuance to the holders of the Warrants and, upon the due exercise of the Warrants, the Warrant Shares will be validly issued as fully paid and non-assessable common shares of the Company; and (iii) the Compensation Option Shares have been reserved and authorized and allotted for issuance and, upon the due exercise of the compensation options, the Compensation Option Shares will be validly issued as fully paid and non-assessable common shares of the Company.

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The foregoing opinion is based upon and limited to the laws of the Province of British Columbia. We express no opinion herein as to any other laws, statutes, regulations or ordinances.

We understand that this opinion is to be used in connection with the Registration Statement, as it may be amended from time to time, and hereby consent to the filing of this opinion letter with and as a part of the Registration Statement as so amended, and to the reference to our firm in the prospectus which is a part of the Registration Statement under the heading “Legal Matters.” In giving such consent, we do not hereby admit that we are included within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

It is understood that this opinion letter is to be used in connection with the resale of the Securities only while the Registration Statement is effective and as it may be amended from time to time as contemplated by Section 10(a)(3) of the Securities Act.

Yours truly,

W.L. MACDONALD LAW CORPORATION